LIMITED POWER OF ATTORNEY FOR
                        SECTION 16 REPORTING OBLIGATIONS


         Know all by these presents, that the undersigned hereby makes, constitutes, and appoints Scott Derby as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to:

         (1) prepare, execute, acknowledge, deliver, and file Forms 3, 4, and 5 (including any amendments thereto, collectively, the "Forms") with respect to the securities of The SCO Group, Inc., a Delaware, corporation (the "Company") that the undersigned may beneficially own, with the United States Securities and Exchange Commission (the "SEC"), any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

         (2) prepare the Forms with respect to the Company's securities that Baystar Capital Management, LLC ("Capital Management") and Baystar Capital II, LP ("Capital LP") may beneficially own, and on behalf of the undersigned, Capital Management, and Capital LP, in the undersigned's capacity as the (i) managing member of Capital Management and (ii) managing member of Capital Management, which in turn is the general partner of Capital LP, execute, acknowledge, deliver, and file with the SEC, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Exchange Act;

         (3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators, and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

         (4) perform any and all other acts that in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

         The undersigned acknowledges that:

         (1) this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

         (2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

         (3) the attorney-in-fact does not assume (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

         (4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

         The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

         This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 8 day of November, 2004.



                                                /s/Lawrence Goldfarb
                                                ---------------
                                                     Signature


                                                Lawrence Goldfarb
                                                -----------------
                                                     Print Name


STATE OF

COUNTY OF


         On this 8 day of November, 2004, Lawrence Goldfarb personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                    /s/Gwyneth K. Barton
                                                -------------------------------
                                                     Notary Public

                                                April 11, 2008
                                               -------------------------------
                                               My Commission Expires: